Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Cari Gushiken	Don Duffy
	(408) 498-6686	(408) 498-6040
	cgushiken@financialengines.com	ir@financialengines.com

Financial Engines Promotes Larry Raffone to President

New Position Supports Broadening Growth Opportunities

SUNNYVALE, CA, Nov. 6, 2012 – Financial Engines® (NASDAQ: FNGN), America’s largest independent registered investment advisor, today announced the promotion of Larry Raffone, 48, to the position of President of Financial Engines.

In his new position, Raffone continues to report to Financial Engines’ chief executive officer Jeff Maggioncalda and will be responsible for managing the execution of quarterly operating plans. He will also remain closely aligned with the Company’s Fortune 500 customers and record keeping partners. Since 2001, Raffone has served in the role of executive vice president of Distribution and Institutional Services, during which time he drove top line sales and built the distribution system that has enabled Financial Engines to become the largest independent registered investment advisor in America.

“To date, we’ve been singularly focused on helping people with their 401(k) accounts,” said Maggioncalda. “As we prepare to broaden our services and enter new markets, moving Larry into the President role will help us execute effectively on a broader range of initiatives and allow me to dedicate more of my time as CEO to external relationships and to longer range product and market opportunities.”

Prior to joining Financial Engines, Raffone served as the executive vice president of Fidelity Investments Institutional Brokerage Group, a division of Fidelity Investments. Raffone has over twenty-seven years of experience in senior sales and client management positions within financial services companies.

Raffone received an MBA from Babson College and a bachelor’s degree in marketing from Bryant University.

About Financial Engines, Inc. (NASDAQ: FNGN)

Financial Engines is the nation’s largest independent investment advisor and is committed to providing everyone the trusted retirement help they deserve. The company helps investors with their total retirement picture by offering personalized retirement plans for saving, investment, and retirement income. To meet the needs of different investors, Financial Engines offers both Online Advice and Professional Management. Co-founded in 1996 by Nobel Prize-winning economist Bill Sharpe, Financial Engines works with America’s leading employers and retirement plan providers to make retirement help available to millions of American workers. For more information, visit www.financialengines.com.

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Forward-Looking Statements

This press release contains forward-looking statements which may be identified by terms such as “to,” “designed,” “help,” “to meet,” “can,” “will,” or the negative of these terms, and similar expressions intended to identify forward-

looking statements. These forward-looking statements include, but are not limited to, statements regarding the anticipated benefits of management changes, anticipated future growth of the Company, our market opportunity, alignment with plan sponsors and plan providers, features and benefits of our services, and our ability to attract customers. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, demand for and perceived benefits of our Income+ service, our ability to successfully deliver our Income+ service or to deliver it as designed, our relationships with plan providers and plan sponsors, our ability to compete, our regulatory environment, and other risks, uncertainties and factors contained in the Company’s Form 10-K for the year ended December 31, 2011 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the Securities and Exchange Commission (the “SEC”), and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. Unless required by law, Financial Engines undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.